EXHIBIT 10.19

Carmenna Limited
Carmenna House
11 Tanners Dean
Leatherhead
Surrey

25 January 2007

Dear Sirs

Re: Consulting Agreement

From 1 February 2007, we have agreed to extend the scope and term of the existing `Consulting Agreement' between us as follows:

Scope: To Support Internet Telecommunications Plc with planning, budgeting, and general management support services.

Duration and Fee: For a period of not less than 6 days per month at an agreed fee of (pound)5,000 plus expenses and VAT.

Contract Duration and Termination: The Consulting Agreement shall be extended to 31 December 2008 with an early termination provision with either party giving not less than 6 months notice in writing, except that the earliest termination date by the Company is 3I December 2007.

These terms shall supersede and amend the terms of the existing Consulting Agreement between the parties.

Yours sincerely


For and on behalf of Internet Telecommunications Plc


/s/ Charlie Yiasemis
Charlie Yiasemis
Chief Executive Officer & Director